BDO Seidman, LLP
Accountants and Consultants
720 Olive Street, Suite 2300
St. Louis, MO  63101-2387


Consent of Independent Certified Public Accountants


The Source Information Management Company
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 1997 relating to the financial statements of The Source Information Management Company, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



St. Louis, Missouri                              /s/ BDO Seidman, LLP
September 15, 1997